As Filed with the Securities and
Exchange Commission on August 13, 1998                          File No. 70-9095

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO.2 TO
                             APPLICATION-DECLARATION
                                   ON FORM U-1
                                      UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


                                    CONECTIV
                         DELMARVA POWER & LIGHT COMPANY
                        CONECTIV RESOURCE PARTNERS, INC.
                         CONECTIV ENERGY SUPPLY COMPANY
                                 800 King Street
                              Wilmington, DE 19899

 DELMARVA CAPITAL INVESTMENTS, INC.      ATLANTIC CITY ELECTRIC COMPANY
 CONECTIV SERVICES, INC.                 ATLANTIC ENERGY ENTERPRISES, INC.
 CONECTIV COMMUNICATIONS, INC.           ATLANTIC ENERGY INTERNATIONAL, INC.
 DELMARVA SERVICES COMPANY               6801 Black Horse Pike
 DCI I, INC.                             Egg Harbor Township, NJ  08234
 DCI II, INC.
 DCTC-BURNEY, INC.                       ATLANTIC GENERATION, INC.
 CHRISTIANA CAPITAL MANAGEMENT, INC.     ATLANTIC SOUTHERN PROPERTIES, INC.
 DELMARVA OPERATING SERVICES CO.         ATE INVESTMENT, INC.
 CONECTIV SOLUTIONS, LLC                 CONECTIV THERMAL SYSTEMS, INC.
 CONECTIV ENERGY, INC.                   COASTALCOMM, INC.
 POWER CONSULTING GROUP, INC.            ATLANTIC ENERGY TECHNOLOGY, INC.
 CONECTIV PLUMBING LLC                   BINGHAMTON GENERAL, INC.
 252 Chapman Road                        BINGHAMTON LIMITED, INC.
 P.O. Box 6066                           PEDRICK LTD., INC.
 Newark, DE  19714                       PEDRICK GEN., INC.
                                         VINELAND LIMITED, INC.
 PETRON OIL CORPORATION                  VINELAND GENERAL, INC.
 180 Gordon Drive                        ATLANTIC JERSEY THERMAL SYSTEMS, INC.
 Exton, PA  19341-1328                   ATS OPERATING SERVICES, INC.
                                         THE EARTH EXCHANGE, INC.
                                         ATLANTIC PAXTON COGENERATION, INC.
                                         5100 Harding Highway
                                         Mays Landing, NJ 08330


--------------------------------------------------------------------------------
                  (Names of companies filing this statement and
                   addresses of principal executive offices)


                                    CONECTIV

--------------------------------------------------------------------------------
                 (Name of top registered holding company parent)

Page 2
                                Louis M. Walters
                                    Treasurer
                                    Conectiv
                                 800 King Street
                              Wilmington, DE 19899

--------------------------------------------------------------------------------
                   (Names and addresses of agents for service)


The Commission is requested to send copies of all notices, orders and communications in connection with this Application-Declaration to:

        Peter F. Clark, Esq.                     Joyce Koria Hayes, Esq.
        Conectiv                                 7 Graham Court
        800 King Street                          Newark, DE  19711
        Wilmington, DE  19899

ITEM 1.  DESCRIPTION OF PROPOSED TRANSACTION

(a) Furnish a reasonably detailed and precise description of the proposed transaction, including a statement of the reasons why it is desired to consummate the transaction and the anticipated effect thereof. If the transaction is part of a general program, describe the program and its relation to the proposed transaction.

A.  Background.

Conectiv, a Delaware corporation, previously filed an Application/Declaration on Form U-1 with the Securities and Exchange Commission (the "Commission") requesting authorization under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "Act"), to consummate certain transactions resulting in the acquisition by Conectiv of all of the outstanding voting securities of Delmarva Power & Light Company, a Delaware and Virginia corporation and an operating public utility company ("Delmarva"), and Atlantic City Electric Company, a New Jersey corporation and an operating public utility company ("ACE") (File No. 70-9069)(This transaction is hereinafter referred to as the "Merger". Conectiv and its Utility Subsidiaries and Nonutility Subsidiaries may be referred to as the "Conectiv System" or the "System.") The order approving the merger was issued on February 25, 1998 (Release No. 26832 (the "Merger Order"). The Order issued in this file dated February 26, 1998 (Release No. 35-26833) (the "Financing Order") provided authorization for, among other things, (1) Conectiv to issue up to an aggregate of $500 million of short-term debt at any one time from the date of the Financing Order through December 31, 2000 (the "Authorization Period"), (2) Conectiv to issue up to 10 million shares of its common stock ("Common Stock") for benefit plans and a dividend reinvestment plan and (3) the formation and operation of a money pool (the "System Money Pool").

B.  Authorizations Sought

The purpose of this filing is to: (1) increase Conectiv's short-term debt authorization from $500 million to $800 million, (2) amend the description of the benefit plans pursuant to which Common Stock may be issued to include a prior Delmarva incentive plan and (3) add Petron Oil Corporation ("Petron"), an indirect subsidiary of Conectiv, as a participant in the System Money Pool.

    1. Short-Term Debt

In the Financing Order, the Commission authorized Conectiv to issue short-term debt not to exceed, when combined with short-term debt issued by Delmarva, $500 million in aggregate at any one time during the Authorization Period. The short-term debt was to consist of borrowings under revolving credit facilities, the issuance of commercial paper and the sale of bid notes. The short-term debt was to be used to refund short-term debt existing prior to the Merger, to provide working capital for the general corporate purposes(1) of Conectiv and its subsidiaries, including Delmarva, and to fund the capital requirements of Conectiv's subsidiaries until long-term financing could be obtained. As of July 31, 1998, $241.8 million was borrowed by Conectiv and Delmarva under this authorization.

In order to provide additional flexibility, Conectiv hereby requests an increase in its short-term debt authorization to $800 million. The incremental $300 million of short-term debt will be issued by Conectiv only. Delmarva is limited by order of the Virginia State Corporation Commission (the "VSCC Order") to a maximum of $275 million of short-term debt at any one time through December 31, 1999. The VSCC Order was previously provided as Exhibit D-1 to this Application-Declaration. Incremental short-term

--------

(1) General corporate purposes could include interim funding of the repurchase of outstanding long-term securities.

borrowings requested herein will be subject to all limitations (other than amount) identified in the Financing Order.

    2. Employee Benefit Plans

In the Financing Order, Conectiv was authorized to issue Common Stock pursuant to the terms of the Conectiv Incentive Compensation Plan (the "Conectiv Plan") and, subject to the filing of the terms of the plans, pursuant to the terms of future compensation plans envisioning the award of common stock. However, options had been issued under the Delmarva Long-Term Incentive Plan (the "Delmarva Plan") that were not extinguished upon the effective date of the Merger, but merely converted to options to buy Common Stock. Therefore, Conectiv wishes to amend the authority under the Financing Order to include authority to issue Common Stock under the Delmarva Plan as well as the Conectiv Plan and future compensation plans. A copy of the Delmarva Plan is included herein as Exhibit A-1.


    3. Participation in Conectiv System Money Pool

Pursuant to the Financing Order, participation in the Conectiv System Money Pool was authorized for all Subsidiaries listed on the cover of Amendment No. 3 to this Application-Declaration (except for two ETC Subsidiaries and except for Delmarva, over whose participation the Commission reserved jurisdiction pending receipt of an order from the Virginia State Corporation Commission). Conectiv hereby requests authorization for Petron to participate in the Conectiv System Money Pool. Petron, a Pennsylvania corporation, was purchased by Conectiv Energy Supply Company (previously Delmarva Energy Company) on March 2, 1998. Petron is an oil distribution company and is an "energy-related company" as defined in Rule 58.


C.      Compliance with Rule 54

Rule 54 promulgated under the Act states that in determining whether to approve the issue or sale of a security by a registered holding company for purposes other than the acquisition of an Exempt Wholesale Generator ("EWG") or a Foreign Utility Company ("FUCO"), or other transactions by such registered holding company or its subsidiaries other than with respect to EWGs or FUCOs, the Commission shall not consider the effect of the capitalization or earnings of any subsidiary which is an EWG or a FUCO upon the registered holding company system if Rules 53(a)(b)(c) are satisfied. As demonstrated below, such rules are satisfied.

Rule 53 requires that the aggregate investment in EWGs and FUCOs not exceed 50% of a system's consolidated retained earnings. Conectiv and its subsidiaries will not make any investments in EWGs and FUCOs that cause it to exceed that limitation, unless the Commission otherwise authorizes. Currently Conectiv has one insignificant indirect interest in an EWG. DCTC-Burney, Inc., an indirect subsidiary of Conectiv, holds a 45% direct and indirect interest in Burney Forest Products, a Joint Venture, which is an EWG. As of March 31, 1998, the book value of the investment was $0.

Conectiv and its subsidiaries will maintain books and records to identify the investments in and earnings from EWGs and FUCOs in which they directly or indirectly hold an interest, thereby satisfying Rule 53(a)(2). In addition, the books and records of each such entity will be kept in conformity with United States generally accepted accounting principles ("GAAP"), the financial statements will be prepared according to GAAP, and Conectiv undertakes to provide the Commission access to such books and records and financial statements as it may request.

Employees of Conectiv's domestic public-utility companies will not render services directly or indirectly to any EWGs or FUCOs in the Conectiv System, thereby satisfying Rule 53(a)(3).

Conectiv, in connection with any Form U-1 seeking approval of EWG or FUCO financing, will submit copies of such Form U-1 and every certificate filed pursuant to Rule 24 with every federal, state or local regulator having jurisdiction over the retail rates of the public utility companies in the Conectiv System. Rule 53(a)(4) will be correspondingly satisfied.

None of the conditions described in Rule 53(b) exists with respect to Conectiv, thereby satisfying Rule 53(b) and making rule 53(c).


ITEM 2.  FEES, COMMISSIONS AND EXPENSES

(a) State (1) the fees, commissions and expenses paid or incurred, or to be paid or incurred, directly or indirectly, in connection with the proposed transaction by the applicant or declarant or any associate company thereof, and (2) if the proposed transaction involves the sale of securities at competitive bidding, the fees and expenses to be paid to counsel selected by applicant or declarant to act for the successful bidder.

Estimated Legal Fees and Expenses                                *

Estimated Miscellaneous Expenses                                 *

TOTAL                                                            *

*(TO BE PROVIDED BY AMENDMENT)

ITEM 5.  PROCEDURE.

(a) State the date when Commission action is requested. If the date is less than 40 days from the date of the original filing, set forth the reasons for acceleration.

The Commission is respectfully requested to issue and publish the requisite notice under Rule 23 with respect to the filing of this Post-Effective Amendment No. 2 to the Application-Declaration by August 21, 1998 and to issue a supplemental order by September 18, 1998.

(b) State (i) whether there should be a recommended decision by a hearing officer, (ii) whether there should be a recommended decision by any other responsible officer of the Commission, (iii) whether the Division of Corporate Regulation may assist in the preparation of the Commission's decision, and (iv) whether there should be a 30-day waiting period between the issuance of the Commission's order and the date on which it is to become effective.

It is submitted that a recommended decision by a hearing or other responsible officer of the Commission is not needed with respect to the proposed transactions. The Office of Public Utility Regulation of the Division of Investment Management may assist in the preparation of the Commission's decision. There should be no waiting period between the issuance of the Commission's order and the date on which it is to become effective.

ITEM 6.  EXHIBITS

(a) Exhibits

        A-1 Delmarva Incentive Compensation Plan (incorporated herein by reference to the Form S-8 filed on January 30, 1997 (File No. 33-33810)

        F-3     Opinion of counsel (To be filed by amendment.)

        H-3     Proposed Notice

        H-4     Financial Data Schedule

(b)  Financial Statements

        A.      Conectiv Balance Sheet as of June 30, 1998

        B.      Conectiv Income Statement for the Six Months Ended June 30, 1998

        C.      Pro Forma Entries

                                    CONECTIV
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                                  Pro Forma
                                                                  Consolidated           Pro Forma              Consolidated
                                                                    Conectiv            Adjustments               Conectiv
                                                                  -------------         ------------            -------------

                                   ASSETS
                                   ------
CURRENT ASSETS
      Cash and cash equivalents                                   $     68,994          $   466,061 (1)         $    535,055
      Accounts receivable                                              355,489                    -                  355,489
      Inventories, at average cost:
          Fuel (coal, oil, and gas)                                     50,042                    -                   50,042
          Materials and supplies                                        68,196                    -                   68,196
      Prepaid New Jersey sales and excise taxes                         62,207                    -                   62,207
      Prepayments                                                        9,960                    -                    9,960
      Deferred energy costs                                              5,972                    -                    5,972
      Deferred income taxes, net                                         1,065                    -                    1,065
                                                                  -------------         ------------            -------------
                                                                       621,925              466,061                1,087,986
                                                                  -------------         ------------            -------------

INVESTMENTS
      Investment in leveraged leases                                   122,608                    -                  122,608
      Funds held by trustee                                            162,129                    -                  162,129
      Other investments                                                 71,311                    -                   71,311
                                                                  -------------         ------------            -------------
                                                                       356,048                    -                  356,048
                                                                  -------------         ------------            -------------

PROPERTY, PLANT, and EQUIPMENT
      Electric utility plant                                         5,583,487                    -                5,583,487
      Gas utility plant                                                245,644                    -                  245,644
      Common utility plant                                             156,132                    -                  156,132
                                                                  -------------         ------------            -------------
                                                                     5,985,263                    -                5,985,263
      Less:  Accumulated depreciation                                2,402,550                    -                2,402,550
                                                                  -------------         ------------            -------------
      Net utility plant in service                                   3,582,713                    -                3,582,713
      Construction work-in-progress                                    221,829                    -                  221,829
      Leased nuclear fuel, at amortized cost                            61,029                    -                   61,029
      Nonutility property, net                                         179,717                    -                  179,717
      Goodwill, net                                                    345,337                    -                  345,337
                                                                  -------------         ------------            -------------
                                                                     4,390,625                    -                4,390,625
                                                                  -------------         ------------            -------------

DEFERRED CHARGES AND OTHER ASSETS
      Unrecovered purchased power costs                                 57,277                    -                   57,277
      Deferred recoverable income taxes                                170,990                    -                  170,990
      Unrecovered New Jersey state excise tax                           40,374                    -                   40,374
      Deferred debt refinancing costs                                   46,447                    -                   46,447
      Deferred other postretirement benefit costs                       36,227                    -                   36,227
      Prepaid employee benefit costs                                    57,593                    -                   57,593
      Unamortized debt expense                                          27,427                    -                   27,427
      License fees                                                      25,393                    -                   25,393
      Other                                                             76,822                    -                   76,822
                                                                  -------------         ------------            -------------
                                                                       538,550                    -                  538,550
                                                                  -------------         ------------            -------------

TOTAL ASSETS                                                      $  5,907,148          $   466,061             $  6,373,209
                                                                  =============         ============            =============

                                   CONECTIV
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                                         Pro Forma
                                                                        Consolidated            Pro Forma               Consolidated
                                                                         Conectiv              Adjustments              Conectiv
                                                                        ------------           -----------              ------------

                       CAPITALIZATION AND LIABILITIES
                       ------------------------------

CURRENT LIABILITIES
      Short-term debt                                                      $ 333,939            $ 466,061 (1)            $ 800,000
      Long-term debt and preferred stock due within one year                  78,674                    -                   78,674
      Variable rate demand bonds                                             102,500                    -                  102,500
      Accounts payable                                                       139,080                    -                  139,080
      Taxes accrued                                                           19,547               (4,894)(3)               14,653
      Interest accrued                                                        42,582               13,982 (2)               56,564
      Dividends payable                                                       47,167                    -                   47,167
      Current capital lease obligation                                        28,537                    -                   28,537
      Accrued employee separation and
          other merger-related costs                                          23,055                    -                   23,055
      Other                                                                   57,534                    -                   57,534
                                                                   ------------------   ------------------        -----------------
                                                                             872,615              475,149                1,347,764
                                                                   ------------------   ------------------        -----------------

DEFERRED CREDITS AND OTHER LIABILITIES
      Other postretirement benefits obligation                                93,887                    -                   93,887
      Deferred income taxes, net                                             866,221                    -                  866,221
      Deferred investment tax credits                                         81,438                    -                   81,438
      Long-term capital lease obligation                                      34,504                    -                   34,504
      Other                                                                   56,036                    -                   56,036
                                                                   ------------------   ------------------        -----------------
                                                                           1,132,086                    -                1,132,086
                                                                   ------------------   ------------------        -----------------

CAPITALIZATION
      Common stock: per share par value--$0.01;
          150,000,000 shares authorized; shares
          outstanding--100,969,752                                             1,012                    -                    1,012
      Class A common stock, $0.01 par value;
          10,000,000 shares authorized; shares outstanding--
          6,560,612                                                               66                    -                       66
      Additional paid-in capital--common stock                             1,474,063                    -                1,474,063
      Additional paid-in capital--Class A common stock                       107,095                    -                  107,095
      Retained earnings                                                      247,824               (9,088)(2)(3)           238,736
                                                                   ------------------   ------------------        -----------------
                                                                           1,830,060               (9,088)               1,820,972
      Treasury shares, at cost; 226,619 shares                                (4,675)                   -                   (4,675)
                                                                   ------------------   ------------------        -----------------
          Total common stockholders' equity                                1,825,385               (9,088)               1,816,297
      Preferred stock of subsidiaries:
          Not subject to mandatory redemption                                119,702                    -                  119,702
          Subject to mandatory redemption                                    163,950                    -                  163,950
      Long-term debt                                                       1,793,410                    -                1,793,410
                                                                   ------------------   ------------------        -----------------
                                                                           3,902,447               (9,088)               3,893,359
                                                                   ------------------   ------------------        -----------------

TOTAL CAPITALIZATION AND LIABILITIES                                     $ 5,907,148            $ 466,061              $ 6,373,209
                                                                   ==================   ==================        =================

                                    CONECTIV
                     PRO FORMA CONSOLIDATED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                                                                Pro Forma
                                                                     Consolidated          Pro Forma           Consolidated
                                                                     Conectiv             Adjustments           Conectiv
                                                                    ---------------      --------------       -------------
OPERATING REVENUES
   Electric                                                         $      880,530       $           -        $      880,530
   Gas                                                                     188,716                   -               188,716
   Other services                                                          118,384                   -               118,384
                                                                    ---------------      --------------       -------------
                                                                         1,187,630                   -             1,187,630
                                                                    ---------------      --------------       -------------

OPERATING EXPENSES
   Electric fuel and purchased energy                                      329,969                   -               329,969
   Gas purchased                                                           161,171                   -               161,171
   Other services' cost of sales                                            89,328                   -                89,328
   Purchased electric capacity                                              69,263                   -                69,263
   Employee separation and other merger-related costs                       26,346                   -                26,346
   Operation and maintenance                                               238,530                   -               238,530
   Depreciation                                                            109,862                   -               109,862
   Taxes other than income taxes                                            31,569                   -                31,569
                                                                    ---------------      --------------       -------------
                                                                         1,056,038                   -             1,056,038
                                                                    ---------------      --------------       -------------
OPERATING INCOME                                                           131,592                   -               131,592
                                                                    ---------------      --------------       -------------

OTHER INCOME
   Allowance for equity funds used
      during construction                                                    1,116                   -                 1,116
   Other income                                                              4,672                   -                 4,672
                                                                    ---------------      --------------       -------------
                                                                             5,788                   -                 5,788
                                                                    ---------------      --------------       -------------

INTEREST EXPENSE
   Interest charges                                                         67,446              13,982 (2)            81,428
   Allowance for borrowed funds used during
      construction and capitalized interest                                 (1,588)                  -                (1,588)
                                                                    ---------------      --------------       -------------
                                                                            65,858              13,982                79,840
                                                                    ---------------      --------------       -------------

PREFERRED STOCK DIVIDEND
   REQUIREMENTS OF SUBSIDIARIES                                              8,247                   -                 8,247
                                                                    ---------------      --------------       -------------

INCOME / (LOSS) BEFORE INCOME TAXES                                         63,275             (13,982)               49,293

INCOME TAXES                                                                27,909              (4,894)(3)            23,015
                                                                    ---------------      --------------       -------------

NET INCOME / (LOSS)                                                 $       35,366       $      (9,088)       $       26,278
                                                                    ===============      ==============       ===============


EARNINGS / (LOSS) APPLICABLE TO COMMON STOCK
      Common stock                                                  $       33,174       $      (9,088)       $       24,086
      Class A common stock                                                   2,192                   -                 2,192
                                                                    ---------------      --------------       -------------
                                                                    $       35,366       $      (9,088)       $       26,278
                                                                    ===============      ==============       ===============

COMMON STOCK
   Average shares outstanding (000)
      Common stock                                                          87,874                                    87,874
      Class A common stock                                                   6,561                                     6,561
   Earnings / (Loss) per average share--basic and diluted
      Common stock                                                  $         0.38                            $         0.27
      Class A common stock                                          $         0.33                            $         0.33
   Dividends declared per share
      Common stock                                                  $         0.77                            $         0.77
      Class A common stock                                          $         1.60                            $         1.60

                                PRO FORMA ENTRIES
                             (DOLLARS IN THOUSANDS)

(1)          Dr.          Cash                                                           $466,061
             Cr.                    Short-term debt                                                         $466,061

     To reflect the issuance of short-term debt necessary to bring Conectiv up to the $800 million limit being requested.


(2)          Dr.          Interest expense                                               $ 13,982
             Cr.                    Accrued interest                                                        $ 13,982

    To record six months of interest expense at 6.0%.



(3)          Dr.          Accrued taxes                                                   $ 4,894
             Cr.                    Income tax expense                                                       $ 4,894

    To record the tax effect at 35%.

                                    SIGNATURE

        Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Post-Effective Amendment No. 2 to Form U-1 to be signed on their behalf by the undersigned thereunto duly authorized.


DATE:                   CONECTIV
                        DELMARVA POWER & LIGHT COMPANY
                        CONECTIV RESOURCE PARTNERS, INC.
                        CONECTIV ENERGY SUPPLY COMPANY
                        DELMARVA CAPITAL INVESTMENTS, INC.
                        CONECTIV SERVICES, INC.
                        DCI I, INC.
                        DCI II, INC.
                        DCTC-BURNEY, INC.
                        CHRISTIANA CAPITAL MANAGEMENT, INC.
                        DELMARVA OPERATING SERVICES COMPANY
                        POWER CONSULTING GROUP, INC.
                        CONECTIV SOLUTIONS, LLC
                        CONECTIV PLUMBING, LLC
                        ATLANTIC CITY ELECTRIC COMPANY
                        ATLANTIC ENERGY ENTERPRISES, INC.
                        ATLANTIC ENERGY INTERNATIONAL, INC.
                        ATLANTIC GENERATION, INC.
                        ATLANTIC SOUTHERN PROPERTIES, INC.
                        ATE INVESTMENT, INC.
                        CONECTIV THERMAL SYSTEMS, INC.
                        COASTALCOMM, INC.
                        ATLANTIC ENERGY TECHNOLOGY, INC.
                        BINGHAMTON GENERAL, INC.
                        BINGHAMTON LIMITED, INC.
                        PEDRICK LIMITED, INC.
                        PEDRICK GENERAL, INC.
                        VINELAND LIMITED, INC.
                        VINELAND GENERAL, INC.
                        ATLANTIC JERSEY THERMAL SYSTEMS, INC.
                        ATS OPERATING SERVICES, INC.
                        THE EARTH EXCHANGE, INC.
                        ATLANTIC PAXTON COGENERATION, INC.
                        PETRON OIL CORPORATION

August 13, 1998         /s/ L. M. Walters
                        -----------------
                        L. M. Walters
                        Treasurer

                                  EXHIBIT INDEX


        A-1 Delmarva Incentive Compensation Plan (incorporated herein by reference to the Form S-8 filed on January 30, 1997 (File No. 33-33810)

        F-3     Opinion of counsel (To be filed by amendment.).

        H-3     Proposed Notice

        H-4     Financial Data Schedule